Exhibit 99.1

The ONE Group Hospitality, Inc. Reports First Quarter 2019 Results

Domestic Same Store Sales Increases 8.6%

GAAP Income from Operations of $1.1 million / Adjusted EBITDA Increases 50%

Reiterates 2019 Financial Targets

New York, NY – May 9, 2019 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the first quarter ended March 31, 2019 and reiterated its 2019 financial targets.

Highlights for the first quarter ended March 31, 2019 compared to the same period last year were as follows:

•	Total GAAP revenues increased 16.7% to $22.8 million from $19.5 million;
•	Domestic same store sales* for STK restaurants rose 8.6%;
•	GAAP income from operations was $1.1 million compared to $0.5 million;
•	GAAP net income attributable to The ONE Group was $0.9 million or $0.03 net income per share compared to GAAP net income of $0.2 million or $0.01 net income per share;
•	Adjusted EBITDA** increased 50% to $2.7 million from $1.8 million; and,
•	Total restaurant expenses decreased 210 basis points to 86.9% from 89.0% as a percentage of revenues; and
•	Opened one domestic Company-owned restaurant and one international-licensed STK.

*Same store sales or comparable store sales represents total US food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenues from our owned and managed STK locations. Revenues from locations where we do not directly control the event sales force (The W Hotel, Westwood, CA and our locations in Europe) are excluded from this measure.

**We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, results from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income (loss) in this release.

Emanuel “Manny” Hilario, President and CEO of The ONE Group stated, "We delivered another strong quarter as we continue to execute and demonstrate progress against our four-point strategy. Despite a formidable year-ago comparison in same store sales growth, we still outperformed our peers while distinguishing the STK brand through our execution and emphasis on imbuing VIBE dining into the entire restaurant experience. We also drove higher restaurant profitability through lower cost of sales and operating expenses as a percentage of owned restaurant sales and reduced G&A both in dollars and as a percentage of revenues. The entire STK team is making a stellar effort contributing to our ongoing success.”

Mr. Hilario continued, “We are reiterating our financial targets for 2019. Our focus remains on sales-driving initiatives such as our elevated food program, national happy hour program, event business, and social-media driven marketing, while controlling restaurant level operating and corporate expenses.”

Mr. Hilario concluded, “We opened an international-licensed STK in Doha and a Company-owned STK in Nashville during the first quarter, which are both off to strong starts, and have plans to open two to four additional STK restaurants and one to two Food and Beverage venues in the back half of 2019. Our limited capital expenditures of approximately $3.5 million reflects our prioritization of capital-light development and should enable us to generate strong free cash flow.”

First Quarter 2019 Financial Results

Total GAAP Revenues increased 16.7% to $22.8 million in the first quarter of 2019 from $19.5 million in the same period last year. The increase was primarily driven by same store sales growth. Domestic comparable sales at STK restaurants increased 8.6%, which is indicative of the continued strong performance of the STK brand.

Total owned restaurant net revenues increased 18.2% to $17.8 million in the first quarter of 2019 compared to $15.1 million in the first quarter of 2018. The increase was due to the growth in comparable store sales coupled with the opening of the STK San Diego in July 2018, and STK Nashville in March 2019.

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Management, license and incentive fee revenues increased 10.1% to $2.7 million in the first quarter of 2019 from $2.4 million in the first quarter of 2018. The increase in management, license and incentive fee revenues was primarily due to the launch of the licensed STK Dubai Downtown in July 2018, STK Mexico City in August 2018, and STK Doha in January 2019.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the first quarter of 2019 was $0.9 million or $0.03 per share compared to GAAP net income of $0.2 million or $0.01 net income per share in the first quarter of 2018.

Adjusted EBITDA** increased 50% to $2.7 million in the first quarter of 2019 from $1.8 million in the first quarter of 2018.

Development Update

We have opened two locations in 2019, both of which were on time and on budget. For the remainder of 2019, we expect to open two to four additional STK restaurants, as well as one to two Food and Beverage venues. These openings are projected in the second half of 2019.

Opened – 2019

Location	Type	Opening Date
STK Doha	International Licensed	January 2019
STK Nashville	Domestic Company-Owned	March 2019

Key Strategic Initiatives

We continue executing our four key strategic initiatives, which we believe are positioning The One Group for sustained long-term growth. (Comparisons below are to prior year periods.)

1.	Driving Same Store Sales
•	We continue to report robust same store sales growth
o	Q1 2018: 7.3%
o	Q2 2018: 7.5%
o	Q3 2018: 6.9%
o	Q4 2018: 15.0%
o	FY 2018: 9.4%
o	Q1 2019: 8.6%

2.	Improving Restaurant Profitability
•	We have taken steps to streamline operations and run our restaurants more efficiently, including menu simplification, better labor scheduling, and reservation management.
•	Total owned restaurant operating expenses decreased 210 basis points in the first quarter of 2019 to 86.9% of sales.
•	On a trailing 12 months, total owned restaurant operating expenses decreased 290 basis points to 85.8% of sales.

3.	Reducing G&A at the Corporate Level
•	We have achieved G&A leverage in part due to a reduction in headcount and better hiring practices across all key positions. Additionally, we consolidated our New York office to occupying half the space we previously used and moved several employees to our lower-cost Denver, Colorado office.
•	G&A declined 410 basis points to 11.6% of total revenue in the first quarter of 2019. On an adjusted basis, excluding stock-based compensation, G&A decreased 320 basis points to 10.8% of total revenue.
•	On a trailing 12 months, G&A decreased 320 basis points to 12.1% of total revenue.
•	We expect to continue to see leverage in G&A as a percent of total revenue and expect this measure to be approximately 10% of total revenue on a trailing twelve-month basis, excluding stock-based compensation.

4.	Focusing on Growth Through License and Management Deals
•	We opened one international licensed STK restaurant and one company-owned STK restaurant during the first quarter of 2019.
•	We have a strong pipeline of capital light management and hospitality deals.
•	We expect there will be an additional two to four STK restaurant openings as well as one to two Food and Beverage venues this year. The remaining openings are projected in the second half of 2019.

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The Company intends to complete its previously announced refinancing transaction, which the Company anticipates will consist of a new $10.0 million term loan and a new $10.0 million revolving credit facility, priced at Libor plus a margin that can fluctuate between 2.75% and 3.50% (based on a consolidated rent-adjusted leverage ratio), the proceeds of which will be used to retire all of the Company’s existing debt, to pay transaction costs associated with the refinancing, and for general corporate purposes. The Company anticipates that the refinancing transaction will close during the second quarter of 2019.

2019 Targets

We are reiterating the following targets for 2019:

•	Total GAAP revenues between $93 million and $95 million;
•	Total food and beverage sales at all our owned and managed units of between $190 million and $200 million;
•	Total food and beverage costs of approximately 25% to 26%;
•	Same store sales growth of about 3% to 4%;
•	Adjusted EBITDA of $13 million, representing approximately 24% growth compared to our 2018 Adjusted EBITDA;
•	Total G&A excluding stock-based compensations of approximately $8 million or less than 10% of GAAP revenues;
•	Total capital expenditures, net of allowances received from landlords, of approximately $3 to $4 million; and,
•	Four to six STK restaurant openings as well as one to two Food and Beverage venues.

Long-Term Growth Targets

We are reiterating the following long-term growth targets:

•	Three to five licensed restaurant units and one to two food and beverage hospitality venues annually;
•	Same store sales growth of 2% to 3%;
•	Consistent Adjusted EBITDA growth of at least 20%; and,
•	Continued focus on our asset light model and disciplined G&A management, while benefitting from economies of scale and operating efficiencies.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer and Tyler Loy, Chief Financial Officer will host a conference call and webcast to discuss first quarter 2019 financial results and 2019 financial targets today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-785-424-1667. The replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 134148. The replay will be available until May 23, 2019.

The webcast can also be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group (NASDAQ: STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities in the U.S., Europe and the Middle East. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com

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Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2018.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors:

ICR

Michelle Michalski, (646) 277-1224

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CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the three months ended March 31,
	2019	2018
Revenues:
Owned restaurant net revenues	$17,820	$15,076
Owned food, beverage and other net revenues	2,273	2,005
Total owned revenue	20,093	17,081
Management, license and incentive fee revenue	2,683	2,436
Total revenues	22,776	19,517
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	4,569	4,034
Owned restaurant operating expenses	10,915	9,378
Total owned restaurant expenses	15,484	13,412
Owned food, beverage and other expenses	2,259	1,689
Total owned operating expenses	17,743	15,101
General and administrative (including stock-based compensation of $181 and $324 for the three months ended March 31, 2019 and 2018 respectively)	2,650	3,055
Depreciation and amortization	942	778
Pre-opening expenses	482	210
Equity in income of investee companies	—	23
Other income, net	(175)	(111)
Total costs and expenses	21,642	19,056
Operating income	1,134	461
Other expenses, net:
Interest expense, net of interest income	269	318
Total other expenses, net	269	318
Income before provision for income taxes	865	143
Provision for income taxes	96	25
Net income	769	118
Less: net loss attributable to noncontrolling interest	(85)	(113)
Net income attributable to The ONE Group Hospitality, Inc.	$854	$231
Currency translation adjustment	(160)	(75)
Comprehensive income	$694	$156

Net income attributable to The ONE Group Hospitality, Inc. per share:
Basic net income per share	$0.03	$0.01
Diluted net income per share	$0.03	$0.01

Shares used in computing basic earnings per share	28,314,820	27,187,657
Shares used in computing diluted earnings per share	29,311,756	27,388,498

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CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the three months ended March 31,
	2019	2018
Revenues:
Owned restaurant net revenues	78.2%	77.2%
Owned food, beverage and other net revenues	10.0%	10.3%
Total owned revenue	88.2%	87.5%
Management, license and incentive fee revenue	11.8%	12.5%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	25.6%	26.8%
Owned restaurant operating expenses (1)	61.3%	62.2%
Total owned restaurant expenses (1)	86.9%	89.0%
Owned food, beverage and other expenses (2)	99.4%	84.2%
Total owned operating expenses (3)	88.3%	88.4%
General and administrative (including stock-based compensation of 0.8% and 1.7%, respectively)	11.6%	15.7%
Depreciation and amortization	4.1%	4.0%
Pre-opening expenses	2.1%	1.1%
Equity in income of investee companies	—%	0.1%
Other income, net	(0.8)%	(0.6)%
Total costs and expenses	95.0%	97.6%
Operating income	5.0%	2.4%
Other expenses, net:
Interest expense, net of interest income	1.2%	1.6%
Total other expenses, net	1.2%	1.6%
Income before provision for income taxes	3.8%	0.7%
Provision for income taxes	0.4%	0.1%
Net income	3.4%	0.6%
Less: net loss attributable to noncontrolling interest	(0.4)%	(0.6)%
Net income attributable to The ONE Group Hospitality, Inc.	3.7%	1.2%

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 CONSOLIDATED BALANCE SHEET

(Unaudited, in thousands)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,079	$1,592
Accounts receivable	5,946	7,029
Inventory	1,243	1,404
Other current assets	1,570	1,471
Due from related parties, net	123	45
Total current assets	9,961	11,541

Property and equipment, net	40,465	39,347
Operating lease right-of-use assets	40,073	—
Investments	2,684	2,684
Deferred tax assets, net	28	38
Other assets	341	349
Security deposits	2,039	2,020
Total assets	$95,591	$55,979

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,700	$5,408
Accrued expenses	6,836	8,093
Deferred license revenue	154	171
Deferred gift card revenue and other	783	947
Current portion of operating lease liabilities	2,197	—
Current portion of long-term debt	2,844	3,201
Total current liabilities	18,514	17,820

Deferred license revenue, long-term	1,081	1,008
Due to related parties, long-term	1,197	1,197
Operating lease liability, net of current portion	55,220	—
Deferred rent and tenant improvement allowances	—	16,774
Long-term debt, net of current portion	6,727	7,118
Total liabilities	82,739	43,917

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,333,561 and 28,313,017 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	43,724	43,543
Accumulated deficit	(27,868)	(28,722)
Accumulated other comprehensive loss	(2,470)	(2,310)
Total stockholders’ equity	13,389	12,514
Noncontrolling interests	(537)	(452)
Total equity	12,852	12,062
Total liabilities and equity	$95,591	$55,979

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Reconciliation of Non-GAAP Measures

 We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

 Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the quarters ended
	March 31, 2019	March 31, 2018
	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$17,820	$15,076
Owned food, beverage and other revenues (1)	2,273	2,005
Total owned revenue	20,093	17,081
Management, license and incentive revenue	2,683	2,436
GAAP Revenues	$22,776	$19,517

Food and beverage sales from management units	$25,134	$23,453

Total food and beverage sales at owned and managed units(1)	$45,226	$40,534
(1)	Components of Total Food & Beverage Sales at Owned and Managed Units

The following table presents the elements of the quarterly Same Store Sales measure for Fiscal 2017, Fiscal 2018 and Q1 2019.

	2017				2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
US Owned STK Restaurants	-1.8%	1.2%	-0.9%	5.8%	8.7%	6.2%	7.7%	14.9%	10.4%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%	5.4%	15.6%	5.0%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%	6.9%	15.0%	8.6%

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Adjusted EBITDA. We define adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, results from discontinued operations and certain transactional costs. Not all of the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, Adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended March 31,
	2019	2018
Net income attributable to The ONE Group Hospitality, Inc.	$854	$231
Net loss attributable to noncontrolling interest	(85)	(113)
Net income	769	118
Interest expense, net of interest income	269	318
Provision for income taxes	96	25
Depreciation and amortization	942	778
EBITDA	2,076	1,239
Non-cash rent expense (1)	(87)	(20)
Pre-opening expenses	482	210
Stock-based compensation	181	324
Adjusted EBITDA	2,652	1,753
Adjusted EBITDA attributable to noncontrolling interest	(36)	(42)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$2,688	$1,795

(1) Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income.

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